EXHIBIT 10.8

                            SPACETEC IMC CORPORATION

  Payment of this Note is subject to the terms and conditions of subordination set forth herein.

                     UNSECURED SUBORDINATED PROMISSORY NOTE

$1,065,000                                                     February 17, 1999

         FOR VALUE RECEIVED, Spacetec IMC Corporation, a Massachusetts corporation (the "Company"), hereby promises to pay to the order of Sun Capital Partners, Inc. (or the then current endorsee and holder of this Note, the "Collection Agent" or "Subordinated Lender") on February 17, 2005, unless sooner payable as provided herein, and thereafter on demand, the principal amount of One Million Sixty-Five Thousand Dollars ($1,065,000), plus interest on the unpaid principal balance thereof outstanding from time to time, from and including the date hereof until such principal balance is repaid in full, at a rate equal to ten percent (10%) per annum. Interest hereunder shall be payable by the Company in arrears on June 1st, September 1st, December 1st and March 1st of each year, commencing June 1, 1999, at maturity (whether by acceleration or otherwise) and upon the making of any prepayment, as hereinafter provided. This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Any prepayment of this Note shall be accompanied by payment in full of all accrued but unpaid interest on the amount prepaid to the date of prepayment. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Note, the Subordinated Lender does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company. All payments received by the Collection Agent hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. The payment of principal and interest will be made by check in immediately available United States funds sent to the Collection Agent at the address in paragraph 6 or any other address provided by the Collection Agent for such purpose. Notwithstanding the foregoing, to the extent at any time then required pursuant to the terms of any Institutional Indebtedness (as defined below), the payment of interest by the Company shall be made through the issuance to the Collection Agent of an additional promissory note containing substantially the same terms and conditions of this Note in a principal amount equal to the amount of interest then required to be so paid.

         1. Subordination of Principal and Interest. The Subordinated Lender agrees that the payment of principal, interest and all other charges with respect to the Note is expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of the Institutional Indebtedness at any time outstanding.

         (a) Payment of Institutional Indebtedness. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Institutional Indebtedness shall be paid in full in cash or cash equivalents before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Note; and any such payment or distribution, except securities which are unsecured and subordinated and junior in right of payment to the same extent as this Note to the payment of all Institutional Indebtedness then outstanding, which would, but for the provisions hereof, be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Institutional Indebtedness (or their duly authorized representatives), in the proportions in which they hold the same, until all Institutional Indebtedness shall have been paid in full, and every holder of this Note by becoming a holder thereof shall have designated and appointed the holder or holders of Institutional Indebtedness (and their duly authorized representatives) as his or its agents and attorney-in-fact to demand, sue for, collect and receive such Institutional Indebtedness holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action (including the right to vote such Institutional Indebtedness holder's ratable share of this Note), in the name of the holder of this Note or otherwise, as such Institutional Indebtedness holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section 1. The Collection Agent, and each successor holder of this Note by its or his acceptance thereof, agrees to execute, at the request of the Company, a separate agreement with any holder of Institutional Indebtedness on the terms set forth in this Section 1, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of this Note.

         (b) No Payment on Note Under Certain Conditions. In the event that any default occurs in the payment of the principal of or interest on any Institutional Indebtedness (whether as a result of acceleration thereof by the holders of such Institutional Indebtedness or otherwise) and during the continuance of such default until such default has been cured or waived in writing by such holder of Institutional Indebtedness, no payment of principal or interest on this Note shall be made by the Company or accepted by any holder of this Note who has received notice from the Company or from a holder of Institutional Indebtedness of such event. In the event that any other default occurs under any Institutional Indebtedness (whether as a result of acceleration thereof by the holders of such Institutional Indebtedness or otherwise) for a period (a "Blockage Period") of 180 days thereafter (or for such shorter period until such default has been cured or waived in writing by such holders of Institutional Indebtedness), no payment of principal or interest on this Note shall be made by the Company or accepted by any holder of this Note who has received notice from the Company or from a holder of Institutional Indebtedness of such default; provided, however, that a Blockage Period may only be imposed on the Company once during any twelve-month period.

         (c) Payments Held in Trust. In case any payment or distribution shall be paid or
                                      -2-
delivered to the Collection Agent before all Institutional Indebtedness shall have been paid in full, despite or in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Institutional indebtedness (or their duly authorized representatives), until all Institutional Indebtedness shall have been paid in full.

         (d) Subrogation. Subject to the payment in full of all Institutional Indebtedness and until this Note shall be paid in full, the Collection Agent shall be subrogated to the rights of the holders of Institutional Indebtedness (to the extent of payments or distributions previously made to such holders of Institutional Indebtedness pursuant to the provisions of subsections (a) and (c) of this Section 1) to receive payments or distributions of assets of the Company applicable to the Institutional Indebtedness. No such payments or distributions applicable to the Institutional Indebtedness shall, as between the Company and its creditors, other than the holders of Institutional Indebtedness and the Collection Agent, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Institutional Indebtedness to which the holder of this Note would be entitled except for the provisions of this Section 1 shall, as between the Company and its creditors, other than the holders of Institutional Indebtedness and the Collection Agent, be deemed to be a payment by the Company to or on account of the Institutional Indebtedness.

         (e) Scope of Section. The provisions of this Section 1 are intended solely for the purpose of defining the relative rights of the Collection Agent, on the one hand, and the holders of the Institutional Indebtedness, on the other hand. Nothing contained in this Section 1 or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Institutional Indebtedness, and the Collection Agent, the obligation of the Company, which is unconditional and absolute, to pay to the Collection Agent the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Institutional Indebtedness, or to benefit any other creditors of the Company other than the holders of the Institutional Indebtedness, nor shall anything herein or therein prevent the Collection Agent from accepting any payment with respect to this Note or exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Institutional Indebtedness in respect of cash, property or securities of the Company received by the holder of this Note.

         (f) Survival of Rights. The right of any present or future holder of Institutional Indebtedness to enforce subordination of this Note pursuant to the provisions of this Section 1 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Institutional Indebtedness, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Institutional Indebtedness or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof the holder may have or otherwise be charged with.

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         (g)  Amendment or Waiver.  The  provisions of this Section 1 may not be amended  or waived  in any  manner  which is  detrimental  to any  Institutional
Indebtedness without the consent of the holders of a majority of the then existing Institutional Indebtedness.

         (h) Institutional Indebtedness Defined. The term "Institutional Indebtedness" shall mean all indebtedness of the Company for money borrowed (including interest thereon after commencement of any bankruptcy, insolvency or similar proceeding relating to the Company, whether or not such interest would accrue in such proceeding) from banks or other institutional Lenders, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms expressly subordinate and junior to or on a parity with this Note.

         2. Events of Default. The outstanding principal and accrued interest on this Note shall, at the option of the Collection Agent, become due and payable without notice or demand, upon the happening of any one of the following specified events:

         (a) any default (whether in whole or in part) shall occur in the payment of any amount payable under this Note which shall continue for a period of ten (10) days;

         (b) the making by the Company of a general assignment for the benefit of creditors;

         (c) the filing of any petition or the commencement of any proceeding by the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

         (d) the filing of any petition or the commencement of any proceeding against the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

         (e) a receiver, liquidator, assignee, trustee or custodian is appointed to administer the affairs of the Company;

         (f) except for the Company's transfer of its assets to a wholly-owned subsidiary as contemplated in the Agreement, the Company dissolves, liquidates, winds-up, or sells or otherwise disposes of all or substantially all of its business or assets;

         (g) a Change in Control of the Company;

         (h) the Company sells or otherwise disposes of any of its assets not in the ordinary course of business, pursuant to which sale the Company receives net cash proceeds of at least $10,000,000; or

         (i) the Company issues and sells any securities of the Company, pursuant to which sale the Company receives net cash proceeds of at least $10,000,000.

Notwithstanding the foregoing, the Collection Agent shall not have the option to have the outstanding principal and accrued interest on this Note become due and payable upon the happening of any of the events specified in clauses (h) or (i) above unless the holders of the Institutional Indebtedness shall have consented thereto in writing. For purposes hereof, a "Change in Control" shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for Sun Capital Partners, Inc., Bain Capital, Inc. and their respective affiliates (the "Sun/Bain Group"), becomes a "beneficial owner" (as such term is used in Rule l3d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) the members of the Company's Board of Directors who are nominated by the Sun/Bain Group shall constitute fewer than a majority of all members of the Company's Board of Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 75% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

         3.       Collection Agent; Distribution.

         This Note is issued pursuant to and is entitled to the benefits of a certain Agreement and Plan of Merger dated as of October 21, 1998, and as amended and restated as of November 13, 1998, among Labtec Inc., a Delaware corporation ("Labtec"), the Company and SIMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (as the same may be amended from time to time, referred to herein as the "Agreement"). The Collection Agent hereby acknowledges that it is holding the Note on behalf of and for the benefit of the holders of shares of common stock of Labtec at the time of the Merger (as defined in the Agreement) (each, a "Labtec Stockholder"). The Collection Agent hereby further acknowledges that it shall be solely responsible for distributing any payments received from the Company in respect of this Note to the Labtec Stockholders on a pro rata basis and hereby agrees to make such distributions.

         4. Expenses of Collection. The Company shall pay or reimburse, upon demand, any and all reasonable costs and expenses incurred by the Collection Agent, whether directly or indirectly, in connection with the enforcement and collection of this Note, including (without limitation) the reasonable disbursements, expenses and fees of counsel to the Collection Agent.

         5. Waiver. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Collection Agent. A waiver by the Collection Agent of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         6. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or sent by electronic facsimile transmission to the party to whom notice is to be given, or on the next business day, if sent by overnight courier service, or on the third business day after mailing, if mailed to the party to whom notice is to be given, or on the next business, if sent by overnight courier service, by first-class mail, postage prepaid, and addressed as follows:

if to the Company, at

The Boott Mills
100 Foot of John Street
Lowell, Massachusetts 01852-1126

if to the Collection Agent, at


or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         7. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

         8. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         9. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         10. Successors and Assignment. This Note shall not be negotiable, transferable or assignable by the Company, whether by operation of law or otherwise, except with the written consent of the Collection Agent. The Collection Agent may negotiate, transfer or assign this Note, or any or all of its rights, interests, duties or obligations hereunder, in its sole and absolute discretion. Subject to the foregoing, whenever reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party.

                                      SPACETEC IMC
                                      CORPORATION


                                      By: /s/ George R. Rea
                                          --------------------------------------
                                           Acting Chief Executive Officer


ATTEST:


/s/ Bryan P. Lord
-------------------------------


ACKNOWLEDGED AND AGREED:

Sun Capital Partners, Inc.

By: /s/ Marc J. Leder
    ---------------------------

Title:
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